Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") made as of March 31, 2014 (the "Effective Date"), by and between American Medical Distributors, LLC, an New York limited liability company, with an address at 265 Sunrise Highway, Ste. 62, Rockville Centre, New York 11570 (“AMD”), and Independence Energy Corp., a Nevada corporation, with an address at 3020 Old Ranch Parkway, Ste 300, Seal Beach CA 90740   (“IEC”).

WHEREAS, the Parties are interested in consummating a transaction (the “Transaction”) wherein IEC will issue to AMD or its designees common stock in its company and, in exchange, AMD will transfer to IEC certain assets and new working capital for the operation of IEC; and

WHEREAS, AMD owns and controls all right, title and interest in and to a certain distribution contract dated November 27, 2013 with HuBDIC Co. Ltd. (as amended, the “Distribution Contract”) attached hereto  as Schedule ”A”, pursuant to which AMD has been granted the exclusive right to distribute in North, Central and South America certain professional and consumer grade non-touch thermometers known as the FS-700 Pro and FS-700 retail version and any future versions (the “Device Technology”); and

WHEREAS, AMD wishes to sell and IEC wishes to purchase, the Device Technology and the business and assets of AMD associated therewith, including other proprietary information, know-how, contracts, inventory and personal property of IEC relating to the exploitation of Distribution Contract (collectively, the “Business”), upon the terms and conditions herein set forth (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual and dependent covenants and obligations hereinafter set forth, the sufficiency of which is expressly acknowledged, the parties hereto agree as follows:

1.	SALE AND PURCHASE OF ASSETS:

A. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in section 3. C below), AMD shall convey, sell, transfer, assign and deliver to IEC and IEC shall buy, free from all liabilities, judgments, liens, or other encumbrances, except as otherwise stated hereafter, all of AMD's right, title and interest in and to the assets and properties owned or held by AMD (collectively the “Assets”) including but not limited to

(i)
all rights and title under copyright, or trademark, and all trade-names, designs, technical know-how, patents and other intellectual property rights of any kind throughout the world, whether registered or not, owned or controlled by AMD (the “Intellectual Property”);

(ii)
all technical, business and financial records relating to the Business, including, without limitation, customer lists, operating data, files, financial books, correspondence, credit information, research materials, contract documents, title documents, leases, surveys, records of past sales, supplier lists, employee documents, inventory data, accounts receivable data, financial statements and any other similar records in any form whatsoever (including written, printed, electronic or computer printout form);.

(iii)	all samples and inventory on hand or wherever located and owned by AMD in connection with the Business, if any;

(iv)
all agreements, understandings, indentures, contracts, leases, deeds of trust, licenses, options, instruments or other commitments, whether written or oral, and including but not limited to the Distribution Agreement, and all amendments and renewals of any of the foregoing (individually and collectively, a “Contract”);

(v)
all licenses, permits, approvals, consents, certificates, registrations or authorizations (individually and collectively a “Consent”), related to each Contract, to the Intellectual Property, or the Business, generally, including, without limitation, those Consents made or issued by any government, regulatory or administrative authority, agency, commission, utility or board (federal, state, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

(vi)	all prepaid expenses, if any;

(vii)
all accounts receivable, trade accounts, notes receivable, book debts and other debts due or accruing due to AMD and the benefit of all security for such accounts, notes and debts (collectively the “Receivables”);

(viii)
all goodwill, together with the exclusive right for IEC to represent itself as carrying on the Business in succession to AMD and the right to use any words indicating that the Business is so carried on, including the exclusive right to use the names “American Medical Distributors”, “AMD”,  or any variation thereof, as part of the name or style under which the Business or any part thereof is carried on by IEC;

(ix)	all domain names and websites of AMD, and including all Intellectual Property related thereto; and

(x)	all of AMD's claims and causes of action against others arising out of or relating to the Assets or to the Business, generally;

B. As additional consideration for the Purchase Shares (defined below) AMD shall on or before the Closing Date pay to IEC in cash the sum of $60,000 (the “AMD Cash Payment”), which amount shall be delivered by wire to an account designated by board of directors of IEC..

2. EXCLUSION OF LIABILITIES:  Notwithstanding anything to the contrary herein, IEC shall not assume any liability or obligation of AMD, whether direct, indirect or contingent,  except as expressly set forth herein.

3.	PURCHASE PRICE AND CLOSING:

A.           In full consideration of the AMD Cash Payment, and of all rights, title and interest in and to the Assets granted by AMD to IEC hereunder, and in consideration of the AMD’s representations, warranties and covenants hereunder, IEC agrees to issue to AMD or its designees a number of common shares in the capital stock of IEC equal to 100% of the aggregate number of common shares of IEC issued and outstanding immediately prior to the Closing Date, being ONE HUNDRED FIFTY TWO MILLION ONE HUNDRED SEVENTY TWO THOUSAND TWO HUNDRED EIGHTY SEVEN (152,172,287) shares (the “Purchase Shares”).  IEC`s issuance of the Purchase Shares to AMD or any designee of AMD shall be subject in each instance to AMD or its applicable designee

B.           AMD acknowledges and agrees that the Purchase Shares may only be issued by IEC in reliance on an exemption from the prospectus and registration requirements of the Securities Act of 1933.  Accordingly, AMD acknowledges and agrees that IEC`s obligation to issue the Purchase Shares shall in each instance be subject to AMD or any applicable designee executing a subscription agreement and/or representation letter in a form acceptable to IEC and which contains such customary and reasonable representations, warranties and covenants necessary to establish:

(i)	IEC’s compliance with, and due reliance upon an available exemption from the prospectus and registration requirements of the Securities Act of 1933;

(ii)	the agreement of the applicable subscriber to abide by all resale restrictions and hold periods imposed by all applicable securities legislation; and

(iii)
the agreement of the applicable subscriber that all certificates representing the applicable Purchase Shares will be endorsed with a legend pursuant to the Securities Act of 1933 and substantially in a form set out below in order to reflect the fact that the Purchase Shares will be issued to the subscriber pursuant to an exemption from the registration requirements of the Securities Act of 1933:

For subscribers not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933

ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For subscribers resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

C.            In this Agreement, “Closing” means the completion of the Transaction pursuant to this Agreement on the Closing Date.  “Closing Date” means March 21, 2014 or such other date as the Parties may agree upon, provided that this Agreement will terminate unless amended by the Parties if the Closing has not occurred by June 30, 2014.

4. NON-ASSIGNABLE ASSETS: To the extent that the assignment or attempted assignment of any Asset hereunder would be invalid or would constitute a breach of any contract or other commitment to which AMD is a party or by which it or any of the Assets may be bound, or if any consent of a licensor would be required in connection with the assignment of any such contract or commitment, this Agreement shall not constitute an assignment of such Asset; provided, however, that any such Asset shall be held and/or received by AMD for the benefit of IEC, its successors and assigns.  AMD will use its best efforts to obtain all consents required for the assignment of any Asset to IEC.  Until such consent is obtained, AMD will cooperate with IEC, its successors and assigns in any legal arrangement designed to provide for IEC, its successors and assigns the benefit of such Asset including enforcement for the benefit of IEC, its successors and assigns, of any and all rights of AMD arising out of the breach or cancellation of any contract or other commitment constituting such Asset.

5. RECEIPT OF FUNDS: From and after the Closing Date, if AMD receives any Receivables or other amounts arising out of or on account of the conduct of the Business, AMD shall promptly pay such amounts to IEC.

6. AMD'S REPRESENTATIONS: AMD and its Principals hereby represent and warrant to IEC as follows:

A.
Corporate Existence.  AMD is a corporation duly incorporated, validly existing and in good standing under the laws of New York and has full corporate power and authority to own or lease its properties and to carry on the Business as now conducted.  AMD is duly qualified or licensed to do business as a domestic corporation in all the jurisdictions it is required to be so qualified or licensed.

B.
Authorization.  AMD has full corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by AMD have been duly authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of AMD enforceable in accordance with its terms.

C.
No Violation.  The execution and delivery of this Agreement by AMD and the consummation of the transaction contemplated herein do not and will not (i) violate or result in a default under the charter or bylaws of AMD, (ii) violate (with or with or without the giving of notice or the lapse of time or both) any law, rule, regulation, court order, writ, judgment, injunction or decree applicable to AMD, (iii) violate or breach, or constitute a default under or grounds for termination of, or result in the acceleration of the performance of the obligations of AMD under any contract related to the Business to which AMD is a party or by which AMD or any of its respective Assets is bound or affected, or (iv) result in creation of any lien on any of the Assets.

D.
No Litigation. To the best of AMD's knowledge, no action, suit, proceeding or investigation is pending against AMD or affecting the Assets, and AMD has not received written notice of any threatened action, suit, proceeding or investigation against AMD or the Assets.

E.
Compliance with Law.  To the best of its knowledge, AMD has operated the Business so as to comply with all applicable domestic and foreign, Federal, state and local statutes, laws, ordinances, codes, governmental rules and regulations (including, without limitation, those relating to occupational safety and health, privacy, protection of minors, foreign and corrupt practices, antitrust, hiring, wages, hours, employee benefit plans and programs, collective bargaining, exchange control, environmental conditions, or the payment of withholding, social security and other taxes).  AMD has no knowledge of any violation of any foreign or domestic statutes, laws, ordinances, codes, governmental rules or regulations, or any judgment, order or decree (federal, state, local or foreign) to which it is subject.

F.
Taxes. AMD has filed within the time (subject to applicable extensions, if any) and in the manner prescribed by law all tax returns, which are required to be filed by AMD, if any.  Such returns reflect accurately all liability for taxes for the period covered thereby.  All such taxes have been paid when due.  There are no claims against AMD for any alleged deficiency in tax, and there are no current or pending tax audits or proceedings with respect to AMD.  There are no liens for taxes on any Asset.

G.
Knowledge. No Officer or Director has knowledge of any agreement to which AMD is a party or by which any of the Assets are bound, any other obligation of AMD, or any other condition, event or state of facts relating to the Business of AMD that materially adversely affects the value of the Business, the operations of AMD, or the Assets.

H.
Brokers Finders.  AMD has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation.

I.
Business Operation. AMD agrees to operate the Business from the Effective Date in the normal and usual manner that the Business has heretofore been operated and not to execute any new contracts or assume any monetary obligations on behalf of the Business without the prior written consent of IEC.

J.
Title.  AMD has good and marketable title to, and directly owns the Assets and has the full right to sell, transfer and deliver the same to IEC at the closing free and clear of any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, claim, encumbrance, easement or encroachments.

K.
Ownership; Liens. No member or affiliate of AMD owns or holds any right, title, or interest in or to any of the Assets.  On the Closing Date, AMD will transfer to IEC good and marketable title to all of the Assets, free and clear of all liens.  The Assets (a) are adequate and suitable for the conduct of the Business, and (b) comprise all of the assets and properties of AMD which are used in the operations of the Business.  None of the Assets are owned by any party other than AMD.

L.
Liabilities.  AMD does not have any liabilities associated with the Assets or the Business, absolute, contingent or otherwise, direct or indirect, matured or unmatured, which are not reflected or disclosed with reasonable specificity, on the balance sheet to be provided and to form part of any 8-K or other filing as required under SEC regulation or request.

M.	No Unlisted Liabilities. AMD does not have any liability or obligation (whether accrued, absolute, contingent or otherwise) which are not set forth in the Schedules to this Agreement.

N.	No Defaults. AMD is not in default with respect to any liabilities or obligations.

O.
Distribution Agreements.  The Distribution Contract is in full force and effect, and there exists no material breach or violation of or default by AMD or any of its subsidiaries under this Distribution Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under this Distribution Contract by AMD or any of its subsidiaries.  The continuation, validity, and effectiveness of the Distribution Contract will in no way be affected by the consummation of the transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to this Distribution Contract.

P.
Disclosure and Accuracy. This Agreement and the Schedules hereto disclose all facts material to the Assets and the Business. No statement contained herein or in any certificate, Schedule, Exhibit, list or other instrument furnished to IEC pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Q.
No Material Change. Except as set forth in this Agreement or the Schedules there has been no material change in the business and assets of AMD and to the best knowledge of AMD management, AMD has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of AMD.

7. IEC'S REPRESENTATIONS:  IEC hereby represents and warrants to AMD as follows:

A.
 Corporate Existence.  IEC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada  and has full corporate power and authority to own or lease its properties and to carry on the Business as now conducted.  IEC is duly qualified or licensed to do business as a domestic corporation in all the jurisdictions it is required to be so qualified or licensed.

B.
Authorization.  IEC has full corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by IEC have been duly authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of IEC enforceable in accordance with its terms.

C.
No Violation.  The execution and delivery of this Agreement by IEC and the consummation of the transaction contemplated herein do not and will not (i) violate or result in a default under the charter or bylaws of IEC, (ii) violate (with or with or without the giving of notice or the lapse of time or both) any law, rule, regulation, court order, writ, judgment, injunction or decree applicable to IEC, (iii) violate or breach, or constitute a default under or grounds for termination of, or result in the acceleration of the performance of the obligations of IEC under any contract related to the Business to which IEC is a party or by which IEC or any of its respective Assets is bound or affected, or (iv) result in creation of any lien on any of the Assets.

D.
Insurance.  IEC does not currently maintains  any insurance policy associated with its business, and to the best of IEC's knowledge, IEC has never been refused or denied coverage by any insurer in respect of its business.

E.
No Litigation. To the best of IEC's knowledge, no action, suit, proceeding or investigation is pending against IEC or affecting its Assets, and IEC has not received written notice of any threatened action, suit, proceeding or investigation against IEC.

F.
Compliance with Law.  To the best of its knowledge, IEC has operated its business so as to comply with all applicable domestic and foreign, Federal, state and local statutes, laws, ordinances, codes, governmental rules and regulations (including, without limitation, those relating to occupational safety and health, privacy, protection of minors, foreign and corrupt practices, antitrust, hiring, wages, hours, employee benefit plans and programs, collective bargaining, exchange control, environmental conditions, or the payment of withholding, social security and other taxes).  IEC has no knowledge of any violation of any foreign or domestic statutes, laws, ordinances, codes, governmental rules or regulations, or any judgment, order or decree (federal, state, local or foreign) to which it is subject.

G.
Taxes.  IEC has filed within the time (subject to applicable extensions, if any) and in the manner prescribed by law all tax returns, which are required to be filed by IEC, if any.  Such returns reflect accurately all liability for taxes for the period covered thereby.  All such taxes have been paid when due.  There are no claims against IEC for any alleged deficiency in tax, and there are no current or pending tax audits or proceedings with respect to IEC.  There are no liens for taxes on any of IEC’s assets.

H.
Knowledge. No Officer or Director has knowledge of any agreement to which IEC is a party or by which any of its assets are bound, any other obligation of IEC, or any other condition, event or state of facts relating to its business that materially adversely affects the value of the IEC or its operations.

I.
Financial Statements. IEC has provided and has previously filed  Financial Statements of IEC, true and complete as of October 31, 2013 as part of Form 10Q for the period ending October 31st 2013 the “Financial Statement”), including a balance sheet that accurately reflect all material assets and liabilities of IEC as of that date, whether accrued, absolute, contingent, disputed or otherwise.

J.
No Unlisted Liabilities. IEC does not have any liability or obligation which is not set forth on the Financial Statements or in the Schedules to this Agreement, except for liabilities incurred or accrued in the ordinary course of business since the date of the Financial Statement and which would not, either individually or in the aggregate, have a material adverse effect on the value of IEC.

K.	No Defaults. IEC is not in default with respect to any liabilities or obligations.

L.	Absence of Changes. Since the date of the Financial Statements, IEC has not:

(i)
Suffered any material adverse change in its business, operations or financial condition with respect to its business or become aware of any event or state of facts which may result in any such adverse change;

(ii)	Suffered any destruction, damage or loss relating to its assets or business, whether or not covered by insurance;
(iii)
Suffered, permitted or incurred the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed, conveyance to secure debt or security interest) or claim upon any of its assets or its business, except for any current year lien with respect to personal or real property taxes not yet due and payable;

(iv)	Committed, suffered, permitted or incurred any default in any liability or obligation which, in the aggregate, has had or will have a material, adverse effect upon its assets or business;
(v)	Made or agreed to any adverse change in the terms of any contract or instrument to which it is a party which may have a material adverse effect on its assets or business;
(vi)	Waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right it held against others;
(vii)
Declared, promised or made any distribution from its assets or other payment from its assets to its shareholders (other than reasonable compensation for services actually rendered), or made any change whatsoever in its capital structure;

(viii)
Paid, agreed to pay or incurred any obligation for the payment of any contribution or other amount to, or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, any of the directors, officers, agents or employees of the Seller, or made any increase in the pension, retirement or other benefits of the directors, officers, agents or other employees of IEC;

(ix)	Incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business; or
(x)
Received, any notices, or has reason to believe, that any supplier or customer of the Business has taken or contemplates any steps which could disrupt the business relationship of the Seller with said supplier or customer or could result in the diminution in the value of the Business as a going concern.

M.
Outstanding Options.  As of the date of this Agreement , othere than and except as disclosed herein or otherwise to AMD  there are no outstanding options, or warrants, or securities  exercisable, convertible or otherwise redeemable for common shares in the capital stock of IEC. .

N.
Brokers Finders. IEC has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation except as disclosed to AMD .

O.
Disclosure and Accuracy. This Agreement and the Schedules hereto disclose all facts material to the Transaction. No statement contained herein or in any certificate, Schedule, Exhibit, list or other instrument furnished to AMD pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

8. CONDITIONS PRECEDENT TO IEC'S OBLIGATIONS AT CLOSING:  All obligations of IEC under this Agreement are subject to fulfillment on the Closing Date of each of the following conditions unless waived or deferred in writing by IEC:

A.
Representations and Warranties.  The representations and warranties of AMD contained in Section 6 hereof and elsewhere herein shall, be true and correct in all material respects in each case at and as of the Closing Date as though such representations and warranties were made at and as of such time.

B.
Covenants.  AMD shall have performed and complied in all material respects with all covenants, agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

C.	Bill of Sale. IEC shall have received from AMD a Bill of Sale and or Assignment transferring title to the Assets, in form and substance satisfactory to IEC.

D.	Resolutions. AMD shall deliver resolution signed by all of its Shareholders approving the transaction contemplated herein.

E.
Other Deliveries.  AMD shall deliver or cause to be delivered such other documents and instruments as may reasonably be requested by IEC or its counsel to consummate the transactions contemplated hereby.

F. IEC will have received the duly executed written consent of HuBDIC Co. Ltd. In a form and substance reasonably satisfactory to IEC approving the sale and assignment to IEC of the Distribution Contract.

G.	Third Party Consents. IEC will have received duly executed copies of all other third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to IEC.

H.
Due Diligence Generally.  IEC and its legal counsel will be reasonably satisfied with their due diligence investigation of AMD and the Business that is reasonable and customary in a transaction of a similar nature to that contemplated by the transaction, including:

a.	materials, documents and information in the possession and control of AMD which are reasonably germane to the transaction;
b.	a physical inspection of the assets of AMD by IEC or its representatives; and
c.	title to the material Assets.

I.  AMD Cash Payment.  The AMD Cash Payment shall have been delivered in accordance with section 1 B of this Agreement.

9. CONDITIONS PRECEDENT TO AMD'S OBLIGATIONS:  All obligations of AMD under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions unless waived in writing by AMD:

A. Representations and Warranties.  The representations and warranties of IEC contained in Section 7 hereof and elsewhere herein shall, be true and correct in all material respects in each case at and as of the Closing Date as though such representations and warranties were made at and as of such time.

B. Covenants.  IEC shall have performed and complied in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

C. Board Resolution. IEC shall, by Board resolution(i) amend its bylaws to set the number of directors at three, (ii) appoint Howard J. Taylor to the Board of Directors and to the position of Chief Executive Officer, and (iii) reserve a Board seat to a designee mutually approved by  AMD and IEC.

D. Purchase Shares.  The Purchase Shares shall have been issued and delivered or, at the option of IEC, issued and held in escrow subject only to satisfactory removal of the conditions precedent to IEC’s obligations set out in above section 8.

10. POST CLOSING COVENANTS:

A. Honoring of Certain Contracts.  AMD and IEC covenant to honor the consulting agreement (the “Rotelli Agreement”) between IEC and Gregory Rotelli as previously provided to AMD and as previously filed with the Securities and Exchange Commission. AMD shall and shall cause its shareholder and director designees under this agreement Gregory Rotelli shall continue to serve as President of IEC and shall remain a member of the Board of Directors of IEC until his resignation, or until his successor(s) is duly appointed by a vote of the shareholders at an annual meeting of IEC, whichever is earlier.

B. Further Assurances.  From and after the Closing Date, each party to this Agreement shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such assignments, deeds, bills of sale, drafts, checks, returns, filings and other instruments, agreements, consents and assurances, and take or cause to be taken all such actions as counsel for the other party may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets to IEC.

C. AMD FINANCIAL STATEMENTS.  AMD acknowledges that IEC shall be required, within 71 days of the Closing Date, to file with the Securities and Exchange Commission consolidated and pro-forma financial information of IEC incorporating the financial information of AMD. Accordingly, AMD shall provide to IEC, within 35 days following the Closing, financial statements of AMD prepared in accordance with GAAP, and which shall include the audited balance sheet of AMD dated as of the most recent fiscal year end of AMD, together with related statements of income, cash flows, and changes in shareholder’s equity for the most recent fiscal year end of AMD and the unaudited balance sheet of AMD dated as of the end of the most recently completed financial quarter of ARM (the “AMD Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the interim period ended on the AMD Accounting Date;

11. INDEMNIFICATIONS:

A. Survival of Representations, Warranties and Covenants.  The representations and warranties of each party pursuant to this Agreement shall survive the Closing and shall expire on the third anniversary of the Closing Date (the "Survival Date"); provided, however, that if, at any time prior to the Survival Date, any party seeking indemnification under this Section 11 (an "Indemnified Party") (acting in good faith) delivers to the party from whom such indemnification is sought (an "Indemnifying Party") a written notice alleging the existence of a breach of any of the representations and warranties made by the Indemnifying Party contained herein (and setting forth in reasonable detail the basis for such Indemnified Party's belief that such a breach may exist) and asserting a claim for recovery under this Section based on such alleged breach, then the claim asserted in such notice shall survive the Survival Date until such time as such claim is fully and finally resolved.

B. By AMD.  AMD agrees to indemnify and hold harmless IEC from and against, and to reimburse IEC on demand with respect to, any and all loss, damage, liability, claims, cost and expense, including reasonable attorneys' and accountants' fees (collectively, "Claims"), incurred by IEC by reason of or arising out of or in connection with (i) any Asset, (ii) the breach of any representation or warranty contained herein or in any certificate or other document delivered to IEC pursuant to the provisions of this Agreement, (iii) the failure of AMD to perform any act required under this Agreement, (iv) a Claim by any third party with respect to any liability, obligation, contract, other commitment or state of facts which constitutes a breach of any representation or warranty contained in this Agreement or in any certificate or other document delivered by or on behalf of AMD to IEC pursuant to the provisions of this Agreement, or (v) any liability or obligation of AMD. IEC agrees to give prompt notice to AMD of any Claim for which IEC seeks indemnification hereunder, which notice shall include a reasonably detailed description of such Claim and a period of thirty (30) days to cure such breach and pay on such Claim (AMD shall not be obligated to pay any IEC cost associated with collecting on such Claim, including court costs, attorneys fees or accountant fees, provided that AMD fully pays off or discharges said Claim within the above 30 day cure period). If any Claim is brought against IEC for which indemnification is sought from AMD or Principal of AMD under this Section, then IEC shall control the contest, defense, settlement or compromise of any such Claim (including the engagement of counsel in connection therewith), at AMD's cost and expense, including the cost and expense of reasonable attorneys' fees in connection with such contest, defense, settlement or compromise, and AMD shall have the right to participate in the contest, defense, settlement or compromise of any such Claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that IEC shall not settle or compromise any such Claim without the prior written consent of AMD, which consent shall not be unreasonably withheld.  Any amounts owed to IEC pursuant to this Section 11B shall be reimbursed to IEC by AMD and/or Principal of AMD within five (5) business days after notice by IEC, and if not so reimbursed, such amounts may, at IEC's election, be offset against the Promissory Note and Guarantee and against any other amounts owing by IEC to AMD under the Agreement.

C. By IEC.  IEC agrees to indemnify and hold harmless AMD from and against, including attorney fees, and to reimburse AMD with respect to, any and all Claims against AMD by reason of or arising out of or in connection with (i) the breach of any representation or warranty or any certificate or other document delivered by IEC to AMD under this Agreement, (ii) the failure of IEC to perform any act required under this Agreement, or (iii) a Claim by any third party with respect to any liability, obligation, contract, other commitment or state of facts which constitutes a breach of any representation or warranty or in any certificate or other document delivered by or on behalf of IEC to AMD pursuant to the provisions of this Agreement.  AMD agrees to give prompt notice to IEC of any Claim for which AMD seeks indemnification hereunder, which notice shall include a reasonably detailed description of such Claim.  If any Claim is brought against AMD for which indemnification is sought from IEC under this Section, then AMD shall control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at IEC's cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise, and IEC shall have the right to participate in the contest, defense, settlement or compromise of any such Claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that AMD shall not settle or compromise any such Claim without the prior written consent of IEC, which consent shall not be unreasonably withheld. If AMD fails to assume the defense of such Claim within 30 days of receipt of notice of such Claim, or if at any time AMD shall fail to defend in good faith any such Claim, IEC may assume the defense thereof and may employ counsel with respect thereto and all fees and expenses of such counsel shall be paid by AMD, and IEC may conduct and defend such Claim in such manner as it may deem appropriate. Any amounts owed to AMD pursuant to this Section 9C shall be reimbursed to AMD within five (5) business days after notice by AMD.

12. MISCELLANEOUS:

A. Notices.  All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested, (iii) sent by telecopy with confirmation or (iv) sent by overnight courier for next business day delivery, addressed to the parties at the following addresses and facsimile numbers or to such other addresses or facsimile numbers as any party shall hereafter specify by communication to the other parties in the manner provided herein:

If to AMD:

Paul A. Rachmuth, Esq.
265 Sunrise Highway, Ste. 62
Rockville Centre, NY  11570

With a copy to:

Howard Taylor
10 Park Avenue
Leeds, England LS82JH

If to IEC:

3020 Old Ranch Parkway, Suite 300
Seal Beach, CA  90740
Attention: Gregory Rotelli

With a copy to:

Macdonald Tuskey Corporate and Securities Lawyers
4th Floor - 570 Granville Street
Vancouver BC  V6C 3P1
Attention: Robert Galletti
Facsimile:  604.681.4760

Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or upon refusal to accept delivery thereof, (ii) on the date when delivered personally or via telecopy, (iii) one (1) business day after being sent by overnight courier and (iv) four (4) business days after mailing, as aforesaid.

B. Severability.  If any term or provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

C. Interpretation, Jurisdiction.  This Agreement shall be interpreted and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.  Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York.  Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.  In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 12(A).

D. Entire Agreement.  The parties hereto agree that all understandings and agreements heretofore made between them with respect to the subject matter hereof are merged into this Agreement and the Schedules attached hereto (collectively the “Transaction Documents”), which fully and completely express their agreement with respect to the subject matter hereof.  There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto, other than as set forth in the Transaction Documents.  All prior agreements among the parties with respect to the subject matter hereof are superseded by the Transaction Documents, which integrate all promises, agreements, conditions and understandings among the parties with respect to the Assets.

E. Termination, Revocation, Waiver, Modification or Amendment.  No termination, revocation, waiver, modification or amendment of this Agreement shall be binding unless agreed to in writing and signed by an authorized officer of each of the parties hereto.

F. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.  The signature of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

G. Assignability.  This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto.

H. Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

I. Waiver.  No consent or waiver, express or implied, by any party hereto to or of any breach or default by any other party in the performance by any other party of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder.  Failure on the part of a party to complain of any act or failure to act of any other party or to declare such other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

J. Additional Remedies.  The rights and remedies of any party hereto under this Agreement shall not be mutually exclusive.  The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any other rights in equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this Section to make clear the agreement of the parties hereto that their respective rights and obligations hereunder shall be enforceable in equity as well as at law or otherwise.

K. Expenses.  The fees and expenses incurred by each party  in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees and accountants' fees shall be borne by the surviving entity

L. Costs of Enforcement.  Except as otherwise set forth herein, the prevailing party in any proceeding brought to enforce any provision of this Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

M. Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

AMERICAN MEDICAL DISTRIBUTORS,LLC

By: /s/ Howard Taylor
Howard Taylor
President

INDEPENDENCE ENERGY CORP.

By: /s/ Gregory Rotelli
Gregory Rotelli
President

Schedule “A”

Distribution Contract dated November 27, 2013 with HuBDIC Co. Ltd.